UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VENTYX BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

662 Encinitas Blvd., Suite 250

Encinitas, California 92024

(760) 593-4832

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2022 annual meeting of stockholders of Ventyx Biosciences, Inc., to be held on Wednesday, June 8, 2022 at 10:00 am, Pacific Time. Due to public health concerns and restrictions associated with the COVID-19 pandemic, the annual meeting will be held via a virtual format. We believe this format supports the health and well being of our stockholders and affords the same rights and opportunities to participate in the annual meeting to all stockholders irrespective of location. You will be able to attend the annual meeting virtually by visiting www.proxydocs.com/VTYX, where you will be able to listen to the meeting live, submit questions and vote online.

The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.

Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Ventyx.

Sincerely,

Raju Mohan, Ph.D.

Chief Executive Officer and Director

VENTYX BIOSCIENCES, INC.

662 Encinitas Blvd., Suite 250

Encinitas, California 92024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 am, Pacific Time, on Wednesday, June 8, 2022

Place	The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting https://www.proxydocs.com/VTYX, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business	• To elect three Class I directors to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified.

• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

• To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	April 14, 2022

Only stockholders of record as of April 14, 2022 are entitled to notice of and to vote at the annual meeting.

Availability of Proxy Materials	The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 27, 2022 to all stockholders entitled to vote at the annual meeting.

The proxy materials and our annual report can be accessed as of April 27, 2022 by visiting https://www.proxydocs.com/VTYX.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

Christopher W. Krueger
Chief Business Officer
Encinitas, California
April 27, 2022

i

VENTYX BIOSCIENCES, INC.

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held at 10:00 am, Pacific Time, on Wednesday, June 8, 2022

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of Ventyx Biosciences, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Wednesday, June 8, 2022 at 10:00 am, Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting https://www.proxydocs.com/VTYX, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 27, 2022 to all stockholders of record as of April 14, 2022. The proxy materials and our annual report can be accessed as of April 27, 2022 by visiting https://www.proxydocs.com/VTYX. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the annual meeting?

The following proposals will be voted on at the annual meeting:

•	the election of three (3) Class I directors to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends that you vote your shares:

•	“FOR” the election of each Class I director nominee named in this proxy statement; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Who is entitled to vote at the annual meeting?

Holders of our common stock as of the close of business on April 14, 2022, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 50,908,452 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

Is there a list of registered stockholders entitled to vote at the annual meeting?

A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time, at our principal executive offices located at 662 Encinitas Blvd., Suite 250, Encinitas, California 92024 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at https://www.proxydocs.com/VTYX , for those stockholders attending the annual meeting.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. With respect to each director nominee, you may (1) vote FOR the election of such director nominee or (2) WITHHOLD the authority to vote for the election of such nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

•

Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:

•

by Internet at https://www.proxydocs.com/VTYX , 24 hours a day, 7 days a week, until 12:00 am, Pacific time, on June 7, 2022 (have your Notice of Internet Availability or proxy card (if you received printed proxy materials) in hand when you visit the website);

•

by toll-free telephone at 866-839-0208, 24 hours a day, 7 days a week, until 12:00 am, Pacific time, on June 7, 2022 (have your Notice of Internet Availability or proxy card (if you received printed proxy materials) in hand when you call);

•	by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or

•

by attending the annual meeting virtually by visiting https://www.proxydocs.com/VTYX, where you may vote during the meeting (have your Notice of Internet Availability or proxy card (if you received printed proxy materials) in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of each Class I director nominee named in this proxy statement; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:

•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

•	completing and returning a later-dated proxy card, which must be received prior to the annual meeting;

•

delivering a written notice of revocation to our corporate secretary at Ventyx Biosciences, Inc., 662 Encinitas Blvd., Suite 250, Encinitas, California 92024, Attention: Corporate Secretary, which must be received prior to the annual meeting; or

•	attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the annual meeting?

We will be hosting the annual meeting via live audio webcast only.

Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting https://www.proxydocs.com/VTYX. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 10:00 am, Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 am, Pacific Time, and you should allow ample time for the check-in procedures.

Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.

How can I get help if I have trouble checking in or listening to the annual meeting online?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Raju S. Mohan, Ph.D., our Chief Executive Officer, and Martin D. Auster, M.D., our Chief Financial Officer, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?

A representative of Mediant will tabulate the votes and act as inspector of election.

How can I contact Ventyx’s transfer agent?

You may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at 718-921-8300, or by writing American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue, Brooklyn, New York 11219. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://www.astfinancial.com/.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the annual meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:

Ventyx Biosciences, Inc.

Attention: Investor Relations

662 Encinitas Blvd., Suite 250

Encinitas, California 92024

Tel: (760) 593-4832

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

If a stockholder would like us to consider including a proposal in our proxy statement for our 2023 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 28, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Ventyx Biosciences, Inc.

Attention: Corporate Secretary

662 Encinitas Blvd., Suite 250

Encinitas, California 92024

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2023 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than 8:00 a.m., Pacific Time, on February 8, 2023, and

•	no later than 5:00 p.m., Pacific Time, on March 10, 2023.

In the event that we hold our 2023 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than 8:00 a.m., Pacific Time, on the 120th day prior to the day of our 2023 annual meeting, and

•	no later than 5:00 p.m., Pacific Time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

For next year’s annual meeting of stockholders, we will be required under new SEC Rule 14a-19 to include on our proxy card all nominees for director whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, the corporate secretary must receive notice under SEC Rule 14a-19 no later than April 9, 2023. However, please note that the notice requirement under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws, as described above.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors currently consists of seven (7) directors, five (5) of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of April 14, 2022, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Raju Mohan, Ph.D.	I	65	Chief Executive Officer and Director	2018	2022	2025
Somasundaram Subramaniam, M.B.A. (2) (3)	I	68	Director	2018	2022	2025
Sheila Gujrathi, M.D.	I	51	Executive Chairperson	2021	2022	2025
Continuing Directors
Richard Gaster, M.D., Ph.D. (2) (3)	II	37	Director	2021	2023	—
William White, J.D., M.P.P.(1)	II	49	Director	2021	2023	—
Aaron Royston, M.D., M.B.A. (1)	III	37	Director	2021	2024	—
Jigar Choksey, M.B.A. (1)	III	36	Director	2021	2024	—

(1)	Member of audit committee

(2)	Member of compensation committee
(3)	Member of nominating and corporate governance committee

Nominees for Director

Raju Mohan, Ph.D. Dr. Mohan founded the Company and has served as our Chief Executive Officer and as a member of our board of directors since the Company’s inception in November 2018. Dr. Mohan is also a director and has served as the Chief Executive Officer of Escalier Biosciences B.V. and Vimalan Biosciences, Inc. since December 2016 and October 2017, respectively, and as a Partner and Scientific Advisor at New Science Ventures since 2017. Dr. Mohan previously founded Akarna Therapeutics in October 2014 and served as its chief executive officer from its founding until it was acquired by Allergan in September 2016. In addition, Dr. Mohan founded Oppilan Pharma Ltd. in May 2015 (acquired by us in February 2021), Zomagen Biosciences Ltd. in July 2018 (acquired by us in February 2021) and Vimalan Biosciences in October 2017, all immunology-focused specialty pharmaceutical companies. From 2006 to 2011, Dr. Mohan served as Vice President and head of the San Diego site for Exelixis, Inc. From 2004 to 2006, Dr. Mohan served as Vice President of Chemistry at X-Ceptor Therapeutics (acquired by Exelixis). Dr. Mohan started his pharmaceutical career at Berlex Biosciences in 1987, a subsidiary of Bayer/Schering AG. Dr. Mohan received a Ph.D. in Chemistry from the University of Illinois, Urbana-Champaign and a master’s degree from the Indian Institute of Technology.

We believe Dr. Mohan is qualified to serve on our board of directors because of his experience as our Chief Executive Officer, his clinical and biotechnology industry experience and his experience investing in the healthcare sector.

Somasundaram Subramaniam, M.B.A. Mr. Subramaniam has served as a member of our board of directors since its founding. Mr. Subramaniam is a co-founder and managing partner of New Science Ventures, a venture capital firm. From 2010 to 2018, Mr. Subramaniam served on the board of directors of iCAD, a publicly-held medical device company. He also serves on the board of several of NSV’s portfolio companies, including Cambridge Epigenetix, Inc. since October 2014, Resolve Therapeutics, Inc. since May 2011, and NorthSea Therapeutics, Inc. since December 2017. Prior to co-founding New Science Ventures in 2004, Mr. Subramaniam was a director at McKinsey & Co., a global consulting firm. Mr. Subramaniam received a B. Tech from the Indian Institute of Technology in India and an M.B.A. from Harvard Business School.

We believe Mr. Subramaniam is qualified to serve on our board of directors because of his prior board experience and extensive experience investing in the healthcare sector.

Sheila Gujrathi, M.D. Dr. Gujrathi has served as member of our board of directors since May 2021. Dr. Gujrathi currently serves on the board of directors of ADARx Pharmaceuticals, Inc., ImmPACT Bio USA Inc. and Janux Therapeutics Inc. Dr. Gujrathi previously co-founded Gossamer Bio, Inc. in January 2018 and served as President and Chief Executive Officer from July 2018 to November 2020. Prior to founding Gossamer Bio, Dr. Gujrathi served as Chief Medical Officer of Receptos, Inc. from June 2011 until the company’s acquisition by Celgene Corporation in August 2015. Prior to joining Receptos, she was Vice President of the Global Clinical Research Group in Immunology at Bristol-Myers Squibb from 2008 to 2011. Dr. Gujrathi also worked at Genentech, Inc. from 2002 to 2008 where she held roles of increasing responsibility in the Immunology, Tissue Growth and Repair clinical development group, and served as the Avastin Franchise Team Leader. From 1999 to 2002, Dr. Gujrathi was a management consultant at McKinsey & Company in the healthcare practice where she provided strategic advice on a variety of projects in the healthcare and pharmaceutical industry. Dr. Gujrathi received her B.S. with highest distinction in Biomedical Engineering and her M.D. from Northwestern University in their accelerated Honors Program in Medical Education. She completed her Internal Medicine Internship and Residency at Brigham and Women’s Hospital, Harvard Medical School. She received additional training at University of California, San Francisco and Stanford University in their Allergy and Immunology Fellowship Program.

We believe Dr. Gujrathi’s is qualified to serve on our board of directors because of her extensive service as director and officer of multiple biotechnology companies.

Continuing Directors

Richard Gaster, M.D., Ph.D. Dr. Gaster has served on our board of directors since March 2021. Dr. Gaster is a partner at venBio Partners and has been with venBio Partners since April 2017. Dr. Gaster has served on the board of directors of Elevation Oncology, Inc. since November 2020, Attralus, Inc. since August 2020, Stargazer Pharmaceuticals, Inc. since April 2020, NorthSea Therapeutics B.V. since January 2020, Aeovian Pharmaceuticals Inc. since October 2019, and Arrakis Therapeutics, Inc. since April 2019. Dr. Gaster also served on the board of directors of Pharvaris N.V. from August 2019 to May 2021. Prior to joining venBio Partners, Dr. Gaster served as the head of translational medicine at Pliant Therapeutics, Inc. from February 2016 to April 2017. Dr. Gaster began his career as a resident physician in Harvard’s Plastic and Reconstructive Surgery Program in 2013. Dr. Gaster holds a B.S.E. in Bioengineering from the University of Pennsylvania where he graduated summa cum laude. Dr. Gaster received his M.D. and Ph.D. in Bioengineering from Stanford University in the Medical Scientist Training Program.

We believe Dr. Gaster is qualified to serve on our board of directors because of his clinical and biotechnology industry experience and his service on the boards of directors of other biopharmaceutical companies.

William White, J.D., M.P.P. Mr. White has served as a member of our board of directors since May 2021. Since April 2019, Mr. White has served as chief financial officer and head of corporate development and treasurer of Akero Therapeutics. From September 2017 to March 2019, Mr. White served as a managing director and head of US life sciences investment banking at Deutsche Bank. From May 2006 to September 2017, Mr. White was a managing director in healthcare investment banking at Citigroup. From November 2000 to March 2006, Mr. White served as an associate and vice president in healthcare investment banking at Goldman, Sachs & Co. Mr. White currently serves on the board of directors of Disc Medicine, Inc., a private hematology company. Mr. White received an A.B. from Princeton University, an M.P.P. from Harvard University and a J.D. from Columbia University.

We believe Mr. White is qualified to serve on our board of directors because of his extensive financial leadership in the life sciences industry and in health care investment banking.

Aaron Royston, M.D., M.B.A. Dr. Royston has served as a member of our board of directors since March 2021. Dr. Royston is a managing partner at venBio Partners and has been with venBio Partners since 2015. Prior to joining venBio Partners, Dr. Royston worked for Vivo Capital, a global life sciences investment firm from July 2014 to November 2015. Previously, Dr. Royston worked at Bain & Company, Inc. from July 2013 to July 2014 where he advised biotechnology companies on a broad range of strategic and operational issues. Earlier in his career, Dr. Royston coordinated clinical research at Mount Sinai Medical Center, where his research has been published and presented in multiple medical journals and conferences. In 2011, Dr. Royston was recognized by the Obama Administration as a Champion of Change for his work in technology and innovation. Dr. Royston previously served on the boards of directors of Akero Therapeutics, a biotechnology company, from June 2018 to August 2019 and Menlo Therapeutics Inc., a biotechnology company, from June 2017 to August 2019. Dr. Royston currently serves on the board of directors of several private companies. Dr. Royston received a B.S. in biological sciences from Duke University, and an M.D. and M.B.A. from the University of Pennsylvania.

We believe that Dr. Royston is qualified to serve on our board of directors because of his clinical and biotechnology industry experience and his service on the boards of directors of other biopharmaceutical companies.

Jigar Choksey, M.B.A. Mr. Choksey has served on our board of directors since March 2021. He has served as a principal at Third Point LLC since October 2020. At Third Point, Mr. Choksey leads investments in public and private healthcare companies. Previously, he was the healthcare sector lead and assistant portfolio manager at Highline Capital from June 2017 to October 2020. Prior to Highline, he worked at Magnetar Capital from October 2014 to May 2017 covering healthcare and as an investment banker in the mergers and acquisitions and restructuring group at Evercore Partners from August 2012 to October 2014. Mr. Choksey began his career as a management consultant at Booz & Company in October 2007. He graduated magna cum laude from Northwestern University with a B.S. in Biomedical Engineering and Economics and earned an M.B.A. from the Wharton School at the University of Pennsylvania.

We believe Mr. Choksey is qualified to serve on our board of directors because of his extensive experience investing in the healthcare sector.

Director Independence

Our common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Nasdaq listing rules applicable to compensation committee members.

Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mr. Subramaniam, Dr. Gaster, Mr. White, Dr. Royston, and Mr. Choksey, representing five of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Raju Mohan, Ph.D. is not considered an independent director because of his position as our Chief Executive Officer. Sheila Gujrathi, M.D. is not considered an independent director because of the services she provides to the company as Executive Chairperson.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

There are no family relationships among any of our directors, director nominees or executive officers.

Board Leadership Structure

Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders.

Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. The board believes that Dr. Gujrathi’s deep knowledge of the company and industry, as well as strong leadership and governance experience, enable Dr. Gujrathi to lead our board effectively.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.

Our board of directors believes its current leadership structure supports the risk oversight function of the board.

Board Committees

Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee

The current members of our audit committee are Mr. White, Mr. Choksey and Dr. Royston. Mr. White is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our board of directors has determined that Mr. White is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:

•	selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•	reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;

•	evaluating the independence and qualifications of our independent registered public accounting firm;

•	reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•	reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•	discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•	overseeing the design, implementation and performance of our internal audit function, if any;

•	setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;

•	reviewing, approving and monitoring related party transactions;

•

adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

•	reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at https://ir.ventyxbio.com/corporate-governance/documents-and-charters. Following our initial public offering in October 2021, the audit committee held one meeting in 2021.

Compensation Committee

The current members of our compensation committee are Mr. Subramaniam and Dr. Gaster. Mr. Subramaniam is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	reviewing, approving or making recommendations to our board of directors regarding the compensation for our executive officers, including our chief executive officer;

•	reviewing, approving and administering our employee benefit and equity incentive plans;

•	establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•	approving or making recommendations to our board of directors regarding the creation or revision of any clawback policy; and

•	making recommendations to our board of directors regarding non-employee director compensation.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://ir.ventyxbio.com/corporate-governance/documents-and-charters. Following our initial public offering in October 2021, the compensation committee held one meeting in 2021.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Dr. Gaster and Mr. Subramaniam. Dr. Gaster is the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:

•	reviewing and assessing and making recommendations to our board of directors regarding desired qualifications, expertise and characteristics sought of board members;

•	identifying, evaluating, selecting or making recommendations to our board of directors regarding nominees for election to our board of directors;

•	developing policies and procedures for considering stockholder nominees for election to our board of directors;

•	reviewing our succession planning process for our chief executive officer and any other members of our executive management team;

•	reviewing and making recommendations to our board of directors regarding the composition, organization and governance our board of directors and its committees;

•	reviewing and making recommendations to our board directors regarding our corporate governance guidelines and corporate governance framework;

•	overseeing director orientation for new directors and continuing education for our directors;

•	overseeing the evaluation of the performance of our board of directors and its committees;

•

reviewing and monitoring compliance with our code of business conduct and ethics, and reviewing conflicts of interest of our board members and officers other than related party transactions reviewed by our audit committee; and

•	administering policies and procedures for communications with the non-management members of our board of directors.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at https://ir.ventyxbio.com/corporate-governance/documents-and-charters. Following our initial public offering in October 2021, the nominating and corporate governance committee did not hold a meeting in 2021.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2021, our board of directors held six (6) meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served (except that the Audit Committee held one meeting in 2021 and Dr. Royston was unable to attend).

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis.

Compensation Committee Interlocks and Insider Participation

During 2021, the members of our compensation committee were Mr. Subramaniam and Dr. Gaster. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

Board Diversity Matrix

The table below provides certain highlights of the composition of the members of our board of directors as of March 31, 2022. Each of the categories listed in the table below has the meaning set forth in Nasdaq Listing Rule 5605(f).

Board Size:
Total Number of Directors:	7

Gender:	Male	Female	Non-Binary	Did Not Disclose Gender
Number of directors based on gender identity	6	1	0	0
Number of directors who identify in any of the categories below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	3	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	1	0	0

Stockholder Recommendations and Nominations to our Board of Directors

Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Ventyx Biosciences, Inc., 662 Encinitas Blvd., Suite 250, Encinitas, California 92024, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2023 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2023 Annual Meeting.”

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Chief Financial Officer or Legal Department by mail to our principal executive offices at Ventyx Biosciences, Inc., 662 Encinitas Blvd., Suite 250, Encinitas, California 92024. Our Financial Officer or Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Financial Officer or Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://ir.ventyxbio.com/corporate-governance/documents-and-charters. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Director Compensation

Compensation for the Year Ended December 31, 2021

The following table provides information concerning the compensation paid by us to each of our non-employee directors for the year ended December 31, 2021 for board and/or committee service. Dr. Mohan, our Chief Executive Officer, does not receive additional compensation for service as a director.

Name	Fees earned or paid in cash ($) (1)	Option awards ($)(2)(3)	Total ($)
Jigar R. Choksey	—	—	—
Richard S. Gaster	—	—	—
Sheila Gujrathi (4)	$81,136	$6,325,619	$6,406,755
Aaron E. Royston	—	—	—
Somasundaram Subramaniam	—	—	—
William R. White (5)	$30,263	$627,045	$657,308

(1)

Cash fees paid for board and/or committee service reflect a partial year of service beginning upon the completion of our initial public offering in October 2021; provided that, prior to our initial public offering, Dr. Gujrathi and Mr. White also earned cash fees, as described in footnotes 4 and 5 below, respectively.

(2)

Reflects the aggregate grant date fair value dollar amount computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 23, 2022. These amounts do not correspond to the actual value that may be recognized by the directors.

(3)	As of December 31, 2021, the aggregate number of shares underlying option awards outstanding for each of our non-employee directors was:

Jigar R. Choksey	—
Richard S. Gaster	—
Sheila Gujrathi	1,040,310
Aaron E. Royston	—
Somasundaram Subramaniam	—
William R. White	152,473

(4)

In accordance with her Executive Chairperson Services Agreement dated May 14, 2021: (a) from May 14, 2021 through December 31, 2021, Dr. Gujrathi received cash fees of $81,136 for services rendered as Executive Chairperson, based on an annual rate of $125,000; (b) on August 17, 2021, we granted to Dr. Gujrathi an option to purchase 762,369 shares of our common stock at an exercise price of $6.03 per share under our 2019 Equity Incentive Plan, or the 2019 Plan, which option vests over 24 months commencing on May 14, 2021 in equal monthly installments, subject to her continuing service; and (c) on December 2, 2021, we granted to Dr. Gujrathi an option to purchase 277,941 shares of our common stock at an exercise price of $18.65 per share under our 2021 Equity Incentive Plan, or the 2021 Plan, which option vests over 24 months commencing on December 6, 2021 in equal monthly installments, subject to her continuing service. On January 23, 2022, the 90th day following the closing of our initial public offering, Dr. Gujrathi transitioned from Executive Chairperson to Non-Executive Chairperson, as provided in her Executive Chairperson Services Agreement. On March 22, 2022, after due consideration of her prior and ongoing services, the Board approved (i) Dr. Gujrathi transitioning back to Executive Chairperson of the Board, effective immediately, and (ii) the payment to Dr. Gujrathi of a cash fee, based on an annual rate of $125,000, for her services as Executive Chairperson, retroactive to January 23, 2022, on the terms set forth in her Executive Chairperson Services Agreement. For more information regarding Dr. Gujrathi’s Executive Chairperson Services Agreement, see “Related Person Transactions.”
(5)

In accordance with his offer letter dated May 21, 2021: (a) from the date of his appointment as a director through our initial public offering, Mr. White received cash fees of $21,930, based on an annual rate of $50,000; and (b) on August 17, 2021, we granted to Mr. White an option to purchase 152,473 shares of common stock at an exercise price of $6.03 per share under the 2019 Plan, which option vests over 48 months commencing on May 22, 2021 in equal monthly installments, subject to continuing service. Upon our initial public offering, Mr. White earned compensation as set forth in the Outside Director Compensation Policy, including cash fees of $8,333 for the time period beginning upon the closing of our initial public offering and ending on December 31, 2021.

Outside Director Compensation Policy

Our board of directors has adopted, and our stockholders have approved, an Outside Director Compensation Policy which became effective in connection with our initial public offering. Prior to our initial public offering, we did not have a formal policy with respect to compensation payable to our non-employee directors.

The director compensation policy was developed with input from our compensation committee’s independent compensation consultant, Radford, regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward our non-employee directors.

Under the director compensation policy, each non-employee director will receive the cash and equity compensation for his or her services as a member of our board of directors, as described below. We also will reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of our board of directors or its committees.

The director compensation policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year (increased to $1,000,000 in the fiscal year in which the non-employee director joins the board of directors). For purposes of these limitations, the value of an equity award is based on its grant date fair value. Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Cash Compensation

Under the director compensation policy, each non-employee director will be paid an annual cash retainer of $40,000. In addition, each non-employee director who serves as chair or chair or member of a committee will be entitled to receive the following cash compensation under the policy for his or her services:

Non-Executive Chair: $30,000

Audit Committee Chair: $15,000

Member of Audit Committee: $7,500

Compensation Committee Chair: $10,000

Member of Compensation Committee: $5,000

Corporate Governance and Nominating Committee Chair: $8,000

Member of Corporate Governance and Nominating Committee: $4,000

The above-listed fees for service as chair or members of committees are payable in addition to the non-employee director retainer. Each non-employee director who serves as a committee chair will receive only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee, provided that a non-employee director who serves as the Non-Executive Chair will receive the annual fee as a non-employee director and the additional annual fee as the Non-Executive Chair. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

Equity Compensation

Initial Award. Each person who first becomes a non-employee director after our initial public offering will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award (the Initial Award) of stock options to purchase shares of our common stock with grant date fair value equal to $440,000. The Initial Award will be scheduled to vest in equal installments as to one thirty-sixth (1/36th) of the shares of our common stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award. On the first trading day immediately after the date of each annual meeting of our stockholders, each non-employee director who has been serving as a non-employee director for at least six months as of the date of an annual meeting will receive an annual award (the Annual Award) of stock options to purchase shares of our common stock with grant date fair value equal to $220,000. Each Annual Award will be scheduled to vest in full upon the first anniversary of the date of grant or, if earlier, the day immediately before the date of the next annual meeting of the Company that occurs after the Annual Award’s grant date, subject to continued services to us through the applicable vesting date.

Change in Control. In the event of our change in control, as defined in our 2021 Equity Incentive Plan (or its successor plan, as applicable), each non-employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non-employee director through the date of our change in control.

Other Award Terms. Each Initial Award and Annual Award will be granted under our 2021 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.

PROPOSAL NO. 1:

ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of seven (7) directors and is divided into three classes with staggered three-year terms. At the annual meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Raju Mohan, Ph.D., Somasundaram Subramaniam, M.B.A., and Sheila Gujrathi, M.D. as nominees for election as Class I directors at the annual meeting. If elected, each of Dr. Mohan, Mr. Subramaniam and Dr. Gujrathi will serve as a Class I director until the 2025 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Dr. Mohan, Mr. Subramaniam and Dr. Gujrathi have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2022. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2021.

At the annual meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our audit committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees(1)	$1,412,000	$231,262
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$1,412,000	$231,262

(1)

“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with our initial public offering.

(2)

“Audit-Related Fees” consist of fees for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees for professional services rendered by Ernst & Young LLP for tax compliance, advice and planning.
(4)	“All Other Fees” consist of fees for services rendered other than the services reported in Audit fees, Audit-related fees, and Tax fees.

Auditor Independence

In 2021, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Vote Required

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Ventyx’s financial reporting process, Ventyx’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Ventyx’s consolidated financial statements. Ventyx’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Ventyx’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Ventyx’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and

•

received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Ventyx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

William White, J.D., M.P.P. (Chair)

Jigar Choksey, M.B.A.

Aaron Royston, M.D., M.B.A.

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Ventyx under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Ventyx specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of April 14, 2022.

Name	Age	Position
Raju Mohan, Ph.D.	65	Chief Executive Officer
Martin D. Auster	47	Chief Financial Officer
Christopher W. Krueger	54	Chief Business Officer
John M. Nuss	64	Chief Scientific Officer
Jörn Drappa	57	Chief Medical Officer

Raju Mohan, Ph.D. See Dr. Mohan’s biography above in the section titled “Nominees for Director.”

Martin D. Auster. Dr. Auster has served as our Chief Financial Officer since May 2021. Dr. Auster previously served as managing director, biotechnology analyst at Credit Suisse since October 2017. While at Credit Suisse, Dr. Auster was head of the global biotech research team, with a coverage focus on small/mid cap biotechnology companies. From October 2016 to October 2017, Dr. Auster was a senior biotechnology analyst at UBS Securities. Prior to that, Dr. Auster held executive positions at Ascendis Pharma A/S as Chief Business Officer from May 2014 to September 2016 and at United Therapeutics as Vice President, Business Development and Strategic Finance from March 2009 to May 2014. Earlier in his career, Dr. Auster also held positions in the investment banking industry, including as a senior biotechnology analyst at Wachovia Securities from March 2003 to February 2006 and a senior analyst/healthcare-focused portfolio manager at GLG Partners, Inc. from February 2006 to March 2009. Dr. Auster holds a B.A. from the University of Michigan and an M.D. from the University of Texas Medical Branch at Galveston.

Christopher W. Krueger. Mr. Krueger has served as our Chief Business Officer since our inception in November 2018. Mr. Krueger has also served as the Chief Business Officer of Escalier Biosciences B.V. and Vimalan Biosciences, Inc. since December 2016 and October 2017, respectively. Mr. Krueger has also served as chief executive officer of Oppilan Pharma Limited (acquired by us in February 2021) since December 2015 and chief business officer of Zomagen Biosciences Ltd. (acquired by us in February 2021) since 2018. Mr. Krueger served as chief business officer at Akarna Therapeutics Ltd. (acquired by Allergan Plc) from 2014 to 2016, as a senior business advisor to multiple biotech companies from 2010 to 2016, as chief business officer at Ardea Biosciences, Inc. (acquired by AstraZeneca Plc) from 2007 to 2010, senior vice president at Xencor, Inc. from 2004 to 2006, chief business officer at X-Ceptor Therapeutics Inc. (acquired by Exelixis, Inc.) from 2002 to 2004, and general counsel and vice president of strategic alliances at Aurora Biosciences Corporation (acquired by Vertex Pharmaceuticals Inc.) from 2000 to 2002. Earlier in Mr. Krueger’s career, he was an attorney at Cooley LLP. Chris holds a J.D. and M.B.A. in Finance from the University of Southern California and a B.A. in Economics from the University of California, San Diego.

John M. Nuss. Dr. Nuss has served as our Chief Scientific Officer since January 2019. Dr. Nuss has also served as the Chief Scientific Officer of Escalier Biosciences B.V. and Vimalan Biosciences, Inc. since January 2017 and October 2017, respectively. Prior to joining Ventyx, Dr. Nuss was Vice President of Drug Discovery at the Ferring Research Institute from April 2012 to January 2017, where he was responsible for global drug discovery activities. From April 2000 to April 2011, Dr. Nuss served as Senior Vice President of Chemistry at Exelixis Inc. Earlier in his career, he held positions of increasing responsibility in discovery at Chiron Corporation and served as an assistant professor of chemistry at the University of California, Riverside. Dr. Nuss received a bachelor’s degree in chemistry from the University of Kansas, a Ph.D. in organic chemistry of the University of Wisconsin, Madison, and completed a NIH postdoctoral fellowship in organic synthesis at Stanford University.

Jörn Drappa. Dr. Drappa has served as our Chief Medical Officer since September 2021. Prior to joining Ventyx, Dr. Drappa served as Executive Vice President, Research and Development for Horizon Therapeutics plc from March 2021 to September 2021, and as Head of Research & Development and Chief Medical Officer at

Viela Bio, Inc., from February 2018 until its acquisition by Horizon in March 2021. Prior to Viela, Dr. Drappa served as Vice President, Clinical Biologics at MedImmune from May 2011 to February 2018. From March 2006 through May 2011, Dr. Drappa also served in increasingly senior roles at Genentech, including as Senior Medical Director from August 2008 to May 2011. Prior to Genentech, Dr. Drappa served as Associate Medical Director at Amgen from March 2003 to March 2006. Earlier in his career, Dr. Drappa served as a physician at the Hospital for Specialty Surgery in New York. Dr. Drappa received his M.D. and Ph.D. in Medicine from the University of Cologne in 1991 and completed postdoctoral studies in immunology at Cornell University from 1993 to 1996.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive office, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation for its approval.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2021, our compensation committee retained Radford, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Radford now serves at the discretion of our compensation committee. Our compensation committee engaged Radford to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Summary Compensation Table for Fiscal 2021

Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2021, were:

•	Raju Mohan, Ph.D., our Chief Executive Officer;

•	Christopher W. Krueger, our Chief Business Officer; and

•	John Nuss, our Chief Scientific Officer.

The following table summarizes the compensation for each of our named executive officers for the last two completed fiscal years.

For 2020, the salary and bonus amounts shown in the following table reflect only the amounts paid to Kalika Biosciences, Inc., or Kalika, pursuant to the Kalika Services Agreement in consideration for the services provided to us by each named executive officer. The amounts shown do not reflect any amounts paid for services provided to Zomagen Biosciences, or Zomagen, or Oppilan Pharma, Ltd., or Oppilan, by the named executive officers.

For 2021, the salary and bonus amounts described in the following table include amounts paid to Kalika pursuant to the Kalika Services Agreement in consideration for the services provided to us by each named executive officer. The amounts shown do not reflect any amounts paid for services provided to Zomagen or Oppilan by the named executive officers.

On February 26, 2021, we acquired Zomagen and Oppilan. On March 1, 2021, in connection with these acquisitions, we terminated the Kalika Services Agreement. For more information regarding the Kalika Services Agreement, see “Related Person Transactions.”

Name and Principal Position	Year	Salary ($)(1)(2)(3)	Bonus ($)(4)(5)(6)	Stock Awards ($)(7)	Option Awards ($)(8)(9)(10)	All Other Compensation ($)	Total ($)
Raju Mohan Chief Executive Officer	2021	422,788	360,938	6,757,425	6,959,902	—	14,501,053
	2020	36,565	20,085	0	10,906	—	67,556
Christopher W. Krueger Chief Business Officer	2021	372,645	195,500	606,958	1,340,319	—	2,515,422
	2020	33,887	9,502	0	10,906	—	54,295
John Nuss Chief Scientific Officer	2021	370,928	204,000	2,023,175	2,398,783	—	4,996,886
	2020	97,242	27,476	0	10,906	—	135,624

(1)

For 2020, the amounts shown in the table reflect only amounts paid to Kalika pursuant to the Kalika Services Agreement in consideration for the services provided to us by each of Dr. Mohan, Mr. Krueger and Dr. Nuss. For 2021, the amounts shown in the table include $5,648, $5,179 and $16,429 paid to Kalika pursuant to the Kalika Services Agreement for the services provided to us by Dr. Mohan, Mr. Krueger and Dr. Nuss, respectively.

(2)

For 2020, in connection with services provided to Zomagen and Oppilan: (i) Dr. Mohan earned an aggregate salary of $217,911; (ii) Mr. Krueger earned an aggregate salary of $218,895; and (iii) Dr. Nuss earned an aggregate salary of $179,384. For 2021, in connection with services provided to Zomagen and Oppilan: (i) Dr. Mohan earned an aggregate salary of $216,569; (ii) Mr. Krueger earned an aggregate salary of $232,812; and (iii) Dr. Nuss earned an aggregate salary of $229,742. For 2020, these amounts reflect amounts paid to Kalika pursuant to the Kalika Services Agreement in consideration for the services provided by each of Dr. Mohan, Mr. Krueger and Dr. Nuss.

(3)

For 2020, the amounts shown in the table reflect only amounts paid to Kalika pursuant to the Kalika Services Agreement in consideration for the services provided by each of Dr. Mohan, Mr. Krueger and Dr. Nuss in 2020.

(4)

For 2020, in connection with services provided to Kalika: (i) Dr. Mohan earned an aggregate discretionary bonus of $20,085, (ii) Mr. Krueger earned an aggregate discretionary bonus of $9,502, and (iii) Dr. Nuss earned an aggregate discretionary bonus of $27,476. For 2021, the named executive officers earned no bonuses with respect to services provided to Kalika.

(5)

For 2020, in connection with services provided to Zomagen and Oppilan: (i) Dr. Mohan earned an aggregate discretionary bonus of $120,511, (ii) Mr. Krueger earned an aggregate discretionary bonus of $61,761, and (iii) Dr. Nuss earned an aggregate discretionary bonus of $50,374.

(6)

For 2021, in connection with services provided to Zomagen and Oppilan: (i) Dr. Mohan earned an aggregate discretionary bonus of $158,360, (ii) Mr. Krueger earned an aggregate discretionary bonus of $102,880, and (iii) Dr. Nuss earned an aggregate discretionary bonus of $111,293.

(7)

The amounts shown represent the aggregate grant date fair value of the restricted stock units, or RSUs, granted to our named executive officers during 2021 under our 2021 Equity Incentive Plan, as computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 23, 2022. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(8)

The amounts shown represent the aggregate grant date fair value of the stock options granted to our named executive officers during 2020 and in 2021 prior to our initial public offering under the 2019 Plan and after our initial public offering in 2021 under the 2021 Plan, in each case as computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 23, 2022. This amount does not reflect the actual economic value that may be realized by the named executive officer.
(9)

For 2020, in connection with services provided to Oppilan, (i) Dr. Mohan received option awards with a fair value of $18,802, (ii) Mr. Krueger received option awards with a fair value of $18,802, and (iii) Dr. Nuss received option awards with a fair value of $18,802.

(10)

For 2020, in connection with services provided to Zomagen, (i) Dr. Mohan received stock awards with a fair value of $63,544, (ii) Mr. Krueger received stock awards with a fair value of $4,346, and (iii) Dr. Nuss received stock awards with a fair value of $10,430.

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Raju Mohan	5/1/2020 (2)	51,077	45,701	$0.20	5/1/2030
	2/26/2021	7,972	—	$3.54	2/26/2031
	9/18/2021 (3)	—	455,071	$8.04	9/18/2031
	12/17/2021 (4)	—	466,672	$14.48	12/17/2031
	12/17/2021 (5)	—	—	—	—	466,673	$9,268,126
Christopher W. Krueger	3/27/2019 (6)	91,401	5,377	$0.20	3/27/2029
	5/1/2020 (2)	51,077	45,701	$0.20	5/1/2030
	2/26/2021	7,972	—	$3.54	2/26/2031
	9/18/2021 (3)	—	170,651	$8.04	9/18/2031
	12/17/2021 (4)	—	41,916	$14.48	12/17/2031
	12/17/2021 (5)	—	—	—	—	41,917	$832,472
John Nuss	3/27/2019 (6)	182,803	10,754	$0.20	3/27/2029
	5/1/2020 (2)	51,077	45,701	$0.20	5/1/2030
	2/26/2021	7,972	—	$3.54	2/26/2031
	9/18/2021 (3)	—	193,405	$8.04	9/18/2031
	12/17/2021 (4)	—	139,722	$14.48	12/17/2031
	12/17/2021 (5)	—	—	—	—	139,722	$2,774,879

(1)	The market value of the unvested RSUs is calculated by multiplying the respective number of units by the closing market price of $19.86 for a share of our common stock as of December 31, 2021.
(2)

This option award was granted pursuant to the 2019 Plan. The shares underlying this award vest in equal monthly installments over 36 months subject to continuing service, such that the entire award is vested over three years. The vesting commencement date of this award is the grant date. The option is subject to 100% vesting acceleration in the event of a “change in control,” as defined in the 2019 Plan.

(3)

This option award was granted pursuant to the 2019 Plan. Subject to continuing service, the shares underlying this award vest 25% on the one year anniversary of the vesting commencement date and, thereafter, 1/36th of the remaining shares subject to the award vest in equal monthly installments. The vesting commencement date of this award is September 17, 2021. The option is subject to 100% vesting acceleration in the event of a “change in control,” as defined in the 2019 Plan.

(4)

This option award was granted pursuant to the 2021 Plan. Subject to continuing service, the shares underlying this award vest 25% on the one year anniversary of the vesting commencement date and, thereafter, 1/36th of the remaining shares subject to the award vest in equal monthly installments. The vesting commencement date of this award is the date of grant. The option is subject to 100% vesting acceleration in the event of a “change in control,” as defined in the 2021 Plan.

(5)

This RSU award was granted pursuant to the 2021 Plan. Each RSU represents a contingent right to receive one share of our common stock. Subject to continuing service, 25% of the RSUs subject to this award vest on each vesting commencement date anniversary. The vesting commencement date of this award is the date of grant. The RSU award is subject to 100% vesting acceleration in the event of a “change in control,” as defined in the 2021 Plan.

(6)

This option award was granted pursuant to the 2019 Plan. Subject to continuing service, the shares underlying this award vest in equal monthly installments over 36 months subject to continuing service, such that the entire award is vested over three years. The vesting commencement date of this award is February 6, 2019. The option is subject to 100% vesting acceleration in the event of a “change in control,” as defined in the 2019 Plan.

Employment Arrangements with Our Named Executive Officers

Below are descriptions of the confirmatory offer letters with our named executive officers.

Raju Mohan, Ph.D.

On October 7, 2021, we entered into a confirmatory employment letter with Dr. Mohan, our chief executive officer. The confirmatory employment letter has no specific term and provides for at-will employment. Under the confirmatory offer letter, Dr. Mohan’s annual base salary was initially $420,000 and his annual target bonus was initially 50% of his annual base salary. Upon our initial public offering, Dr. Mohan’s annual base salary increased to $525,000 and his target annual bonus increased to 55% of his annual base salary. Effective March 1, 2022, Dr. Mohan’s annual base salary increased to $575,000.

Christopher Krueger, J.D., M.B.A.

On October 7, 2021, we entered into a confirmatory employment letter with Mr. Krueger, our chief business officer. The confirmatory employment letter has no specific term and provides for at-will employment. Under the confirmatory offer letter, Mr. Krueger’s annual base salary was initially $365,000 and his annual target bonus was initially 40% of his annual base salary. Upon our initial public offering, Mr. Krueger’s annual base salary increased to $425,000 and his target annual bonus remained 40% of his annual base salary. Effective March 1, 2022, Mr. Krueger’s annual base salary increased to $440,000.

John Nuss, Ph.D.

On October 7, 2021, we entered into a confirmatory employment letter with Dr. Nuss, our chief scientific officer. The confirmatory employment letter has no specific term and provides for at-will employment. Under the confirmatory offer letter, Dr. Nuss’s annual base salary was initially $365,000 and his annual target bonus was initially 40% of his annual base salary. Upon our initial public offering, Dr. Nuss’s annual base salary increased to $425,000 and his target annual bonus remained 40% of his annual base salary. Effective March 1, 2022, Dr. Nuss’s annual base salary increased to $440,000.

Potential Payments upon Termination or Change of Control

Pursuant to our Executive Change in Control and Severance Plan, or the Executive Severance Plan, which became effective upon our initial public offering, our named executive officers and certain other executive officers and key employees are eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under the Executive Severance Plan. The Executive Severance Plan was developed with input from Radford, regarding severance practices at comparable companies and is designed to attract, retain and reward senior level employees. The Executive Severance Plan is in lieu of any other severance payments and benefits to which such key employee may have been entitled prior to signing the participation agreement, as applicable.

Each of our named executive officers has signed a participation agreement under the Executive Severance Plan providing for the rights to the applicable payments and benefits described below.

In the event of a “qualifying termination” of the employment of a named executive officer, which generally includes a termination of employment by the named executive officer for “good reason” or by us for a reason other than “cause” or the named executive officer’s death or “disability” (as such terms are defined in the Executive Severance Plan), that occurs outside the change in control period (as described below), then the named executive officer will be entitled to the following payments and benefits:

•

continuing payments of the named executive officer’s annual base salary as in effect immediately prior to their involuntary termination of employment for nine months, or 12 months in the case of Dr. Mohan;

•

reimbursement for the cost of continued health coverage under COBRA or a lump sum payment equal to the premium cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, for a period of nine months, or 12 months in the case of Dr. Mohan; and

•

accelerated vesting of a number of shares that would have vested in the three months following such termination. If an outstanding equity award vests based on the achievement of performance criteria, then the award will accelerate and vest assuming the performance criteria had been achieved at target levels for any performance period(s) scheduled to conclude prior to the three-month anniversary of the qualifying termination.

If such qualifying involuntary termination occurs within a period beginning three months prior to and ending 12 months following a “change in control” (as defined in our Executive Severance Plan) (such period, the “change in control period”), then the named executive officer will be entitled to the following payments and benefits:

•

a lump sum payment equal to 12 months of the named executive officer’s annual base salary as in effect immediately prior to their involuntary termination of employment, or 18 months in the case of Dr. Mohan;

•	a lump sum payment equal to 100% of such named executive officer’s annual target bonus, or 150% of annual target bonus in the case of Dr. Mohan;

•

reimbursement for the cost of health coverage under COBRA or a lump sum payment equal to the cost of continued health coverage under COBRA for a period of 12 months, or 18 months in the case of Dr. Mohan; and

•

100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s).

The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the named executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the named executive officer’s involuntary termination of employment, and continued compliance with any confidentiality, proprietary information and inventions agreement applicable to the named executive officer.

In addition, if any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. The Executive Severance Plan does not require us to provide any tax gross-up payments to the named executive officers.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders:
2019 Equity Incentive Plan	4,873,739	$4.56	(1)	—
2021 Equity Incentive Plan	1,812,430	$16.59	(1)	3,799,570
Equity compensation plans not approved by security holders:
None	—	$—		—

(1)	The weighted average exercise price does not take into account the shares subject to outstanding restricted stock units which settle on a one share for one unit basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 14, 2022 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 50,908,452 shares of our common stock outstanding as of April 14, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 14, 2022 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 14, 2022, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Ventyx Biosciences, Inc., 662 Encinitas Blvd., Suite 250, Encinitas, California 92024.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with New Science Ventures (1)	16,892,528	33.2%
Entities affiliated with venBio Partners (2)	5,011,536	9.8%
Third Point Ventures LLC (3)	4,312,834	8.5%
Entities affiliated with Citadel Advisors LLC (4)	3,891,073	7.6%
Named Executive Officers and Directors:
Raju Mohan, Ph.D. (5)	1,947,822	3.8%
Christopher Krueger, J.D., M.B.A. (6)	367,370	*
John Nuss, Ph.D. (7)	589,514	1.2%
Sheila Gujrathi, M.D. (8)	483,566	*
Aaron Royston, M.D., M.B.A. (9)	5,011,536	9.8%
Richard Gaster, M.D., Ph.D.	—	*
Jigar Choksey, M.B.A.	—	*
Somasundaram Subramaniam, M.B.A. (10)	16,892,528	33.2%
William White, J.D., M.P.P. (11)	38,118	*
All directors and executive officers as a group (11 persons) (12)	25,587,553	49.1%

*	Represents less than 1%.
(1)

Consists of (i) 5,873,225 shares of common stock held by NSV Investments I, LP, (ii) 2,295,172 shares of common stock held by NSV Master Limited Partnership II, LP, (iii) 2,023,609 shares of common stock held by NSV 2019 Opportunities Fund, LP, (iv) 1,761,227 shares of common stock held by NSV 2018 New Horizons Fund, LP, (v) 1,323,264 shares of common stock held by Life & Tech, (vi) 1,179,921 shares of common stock held by NSV Investments III, LP, (vii) 998,099 shares of common stock held by NSV Investments II, LP, (viii) 434,423 shares of common stock held by New Science Ventures, LLC, (ix) 272,534 shares of common stock held by NSV Growth Opportunities Fund, LP, (x) 214,296 shares of common stock held by New Science Ventures Fund III, LP, (xi) 188,349 shares of common stock held by NSV 2017 Opportunities Fund, LP, (xii) 131,339 shares of common stock held by NSV 2018 Opportunities Fund, LP, (xiii) 101,582 shares of common stock held by NSV 2016 Opportunities Fund, LP, (xiv) 67,554 shares of common stock held by New Science Ventures Fund III (Offshore), LP, and (xv) 27,934 shares of common stock held by NSV 2016 Opportunities Fund (Offshore), LP, collectively the NSV funds. Mr. Subramaniam is the majority member and managing member NSV Partners II, LLC, and may be deemed to have voting and dispositive power over the shares held by each entity of which NSV Partners II, LLC is general partner. NSV Partners III, LP, is the general partner of NSV 2018 New Horizons Fund LP, NSV Investments I, LP, NSV 2018 Opportunities Fund, LP, NSV 2019 Opportunities Fund, LP, NSV Growth Opportunities Fund, LP, NSV Investments III, LP, and NSV Investments II, LP. NSV Partners III GP, LLC is the general partner of NSV Partners III, LP. Mr. Subramaniam is the majority member and managing member of NSV Partners III GP, LLC, and may be deemed to have voting and dispositive power over the shares held by each entity of which NSV Partners III, LP is general partner. Mr. Subramaniam disclaims beneficial ownership over the shares held by each of the NSV funds, except to the extent of his pecuniary interest therein.
(2)

Consists of (i) 3,997,269 shares of common stock held by venBio Global Strategic Fund III, L.P., or venBio III, and (ii) 1,014,267 shares of common stock held by venBio SPV III, LLC, or venBio SPV. Aaron Royston and Richard Gaster are members of our board of directors and partners at venBio Partners. Richard Gaster has no voting or dispositive power over the shares held by venBio III and venBio SPV. venBio SPV is wholly-owned and managed by venBio III. venBio Global Strategic GP III, L.P., a Cayman Islands partnership, or venBio GP, is the sole general partner of venBio III. venBio Global Strategic GP III, Ltd., a Cayman Islands company, or venBio Ltd, the sole general partner of venBio GP. Aaron Royston, Robert Adelman and Corey Goodman, or the Directors, are each a director of venBio Ltd and may be deemed to share voting and dispositive power over the shares held by venBio III, venBio SPV, venBio GP and venBio Ltd. Each of the Directors, together with venBio Ltd and venBio GP, disclaims beneficial ownership over the shares held by venBio III and venBio SPV except to the extent of their pecuniary interest therein.

(3)

Consists of 4,312,834 shares of common stock held of record by Third Point Ventures LLC, as nominee for funds managed and/or advised by Third Point LLC. Third Point LLC and Daniel S. Loeb, managing member of Third Point LLC, may be deemed to have voting and investment power of such shares.

(4)

Consists of 3,891,073 shares of common stock held by Citadel Securities LLC, Citadel Securities Group LP, Citadel Securities GP LLC, Citadel Advisors LLC, Citadel Advisors Holdings LP or Citadel GP LLC. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote, or direct the vote of, and/or shared power to dispose, or to direct the disposition over, the securities held by Citadel Advisors LLC, Citadel Advisors Holdings LP and Citadel GP LLC. The foregoing shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any of our securities other than the securities actually owned by such person (if any).

(5)

Consists of (i) 1,841,811 shares of common stock and (ii) 106,011 shares of common stock underlying options held by Dr. Mohan that are exercisable as of April 14, 2022 or that will become exercisable within 60 days after such date.

(6)

Consists of (i) 183,331 shares of common stock and (ii) 184,039 shares of common stock underlying options held by Mr. Krueger that are exercisable as of April 14, 2022 or that will become exercisable within 60 days after such date.

(7)

Consists of (i) 308,696 shares of common stock and (ii) 280,818 shares of common stock underlying options held by Dr. Nuss that are exercisable as of April 14, 2022 or that will become exercisable within 60 days after such date.

(8)

Consists of (i) 32,897 shares of common stock and (ii) 450,669 shares of common stock underlying options held by Dr. Gujrathi that are exercisable as of April 14, 2022 or that will become exercisable within 60 days after such date.

(9)	Consists of the shares described in note 2 above.
(10)	Consists of the shares described in note 1 above.
(11)	Consists of 38,118 shares of common stock underlying options held by Mr. White that are exercisable as of April 14, 2022 or that will become exercisable within 60 days after such date.
(12)

Includes 1,221,458 shares of common stock underlying options held by all directors and officers as a group that are exercisable as of April 14, 2022 or that will become exercisable within 60 days after such date.

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since January 1, 2020, and each currently proposed transaction, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000;

•

any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Kalika Employment Agreement

In January 2019, we entered into the Kalika Services Agreement with Kalika Biosciences, Inc. (Kalika), pursuant to which Kalika provided certain administrative, research and development support services to us, in exchange for a monthly fee. In connection with the Kalika Services Agreement, we incurred expenses associated with the Kalika Services Agreement in amounts equal to approximately $702,233, $945,423, and $227,862 in fiscal years 2019, 2020 and 2021, respectively. Kalika entered into similar agreements with our subsidiaries Oppilan and Zomagen. In March 2021, the Kalika Services Agreements between Kalika and each of us, Oppilan and Zomagen were terminated. Kalika was dissolved on September 2021 and was beneficially owned by Raju Mohan, Ph.D., our chief executive officer, who owned 50%, and NSV Management LLC, which also owned 50% and is affiliated with both Somasundaram Subramaniam, our non-employee director, and funds of New Science Ventures, which are beneficial owners of more than 5% of our capital stock. Additionally, each of Dr. Mohan and Mr. Subramaniam served as officers of Kalika. For additional information regarding the amounts paid by Kalika to our named executive officers in connection with the Kalika Services Agreement, see “Executive Compensation.”

Oppilan Share Acquisition Agreement

In February 2021, we entered into a share purchase agreement, or the Oppilan Share Purchase Agreement, with Oppilan and the shareholders of Oppilan. Pursuant to the Oppilan Share Purchase Agreement, we purchased all of the issued and outstanding shares of Oppilan in a stock for stock exchange and substituted all of the outstanding options to purchase shares of Oppilan for options to purchase shares of our common stock based on an exchange ratio of 0.762550:1, or an approximate $45 million purchase price valuation at the time of the transaction. Raju Mohan, Ph.D., our chief executive officer and Christopher Krueger, J.D., M.B.A., our chief business officer, were officers of Oppilan and Dr. Mohan, Mr. Krueger, and Jigar Choksey, M.B.A. and Somasundaram Subramaniam, M.B.A., two of our non-employee directors, were directors of Oppilan at the time the transactions contemplated by the Oppilan Share Purchase Agreement were consummated. Each of Dr. Mohan, Mr. Krueger, and Dr. Nuss, our chief scientific officer, received the following shares of our common stock and our options to purchase shares of common stock in connection with the Oppilan Share Purchase Agreement:

NAME	COMMON STOCK	COMMON STOCK VALUE ($)(1)	OPTIONS	OPTION VALUE ($)(2)
Raju Mohan, Ph.D.	178,058	544,857	7,972	24,401
Christopher Krueger, J.D., M.B.A.	53,417	163,456	7,972	24,401
John Nuss, Ph.D.	35,611	108,970	7,972	24,401

(1)

Value based on Ventyx’s value per share of $3.06 per share of common stock. See Note 5 (Acquisitions) to our audited financial statements which are included in the Company’s annual report on Form 10-K filed on March 23, 2022.

(2)

Value based on and options to purchase 75,955 shares of Ventyx common stock valued at a weighted average fair value of $1.86 per share. See Note 5 (Acquisitions) to our audited financial statements which are included in the Company’s annual report on Form 10-K filed on March 23, 2022.

Additionally, in connection with the Oppilan Share Purchase Agreement, (i) funds affiliated with New Science Ventures, which are holders of more than 5% of our outstanding capital stock and Mr. Subramaniam, a non-employee director, received 1,955,864 shares of our Series A-1 convertible preferred stock, valued at $6.0 million in the aggregate and (ii) Third Point Ventures LLC, a holder of more than 5% of our outstanding capital stock and affiliate of Mr. Choksey, a non-employee director, received 2,093,278 shares of our Series A-1 convertible preferred stock, valued at $6.4 million in the aggregate.

Zomagen Share Acquisition Agreement

In February 2021, we entered into a share purchase agreement, or the Zomagen Share Purchase Agreement, with Zomagen and the shareholders of Zomagen. Pursuant to the Zomagen Share Purchase Agreement, we purchased all of the issued and outstanding shares of Zomagen in a stock for stock exchange and substituted all of the outstanding options to purchase shares of Zomagen for options to purchase shares of our common stock based on an exchange ratio of 4.754014:1 or an approximate $25 million purchase price valuation at the time of transaction. Dr. Mohan and Mr. Krueger were officers of Zomagen, and Dr. Mohan and Mr. Subramaniam, one of our non-employee directors, were directors of Zomagen at the time the transactions contemplated by the Zomagen Share Purchase Agreement were consummated. Each of Dr. Mohan, Mr. Krueger, and Dr. Nuss received the following shares of our common stock in connection with the Zomagen Share Purchase Agreement:

NAME	COMMON STOCK	COMMON STOCK VALUE ($)(1)
Raju Mohan, Ph.D.	212,075	648,950
Christopher Krueger, J.D., M.B.A.	33,136	101,396
John Nuss, Ph.D.	79,528	243,356

(1)

Value based on Ventyx’s value per share of $3.06 per share of common stock. See Note 5 (Acquisitions) to our audited financial statements which are included Company’s annual report on Form 10-K filed on March 23, 2022.

Additionally, in connection with the Zomagen Share Purchase Agreement, funds affiliated with New Science Ventures, which are holders of more than 5% of our outstanding capital stock and Mr. Subramaniam, a non-employee director, received 2,003,767 shares of our Series A-1 convertible preferred stock.

Convertible Instrument Financings

From February 2019 to December 2020, we issued and sold in private placements to various affiliated entities of New Science Ventures (i) convertible promissory notes, or NSV Notes, in an aggregate amount equal to $3.7 million, which such NSV Notes did not bear any interest, and (ii) simple agreements for future equity, or 2020 SAFEs, in an aggregate amount equal to $6.1 million. In January 2021, we issued and sold in a private placement a simple agreement for future equity, or the 2021 SAFE, to NSV Investments I, LP, in an aggregate amount equal to $0.5 million. The NSV Notes and 2020 SAFEs were converted into shares of our Series A-1 convertible preferred stock in February 2021. The 2021 SAFE was automatically converted into shares of our Series A convertible preferred stock in the February 2021 Series A convertible preferred stock financing, described below. Entities affiliated with New Science Ventures are beneficial owners of more than 5% of our capital stock. In addition, Mr. Subramaniam, a non-employee director, is affiliated with New Science Ventures.

Series A Convertible Preferred Stock Financing

Between February 2021 and June 2021, we issued and sold an aggregate of 12,533,905 shares of our Series A convertible preferred stock at a purchase price of $9.12 per share for an aggregate purchase price of approximately $114.3 million (including the conversion of a simple agreement for future equity in an aggregate amount of $0.5 million). These shares of Series A convertible preferred stock will convert into an aggregate of 12,533,905 shares of common stock upon the completion of this offering. The table below sets forth the number of shares of Series A convertible preferred stock sold to our directors and holders of more than 5% of our capital stock:

INVESTOR	AFFILIATED DIRECTOR(S) OR OFFICER (S)	SHARES OF SERIES A PREFERRED STOCK	TOTAL PURCHASE PRICE ($)
Entities affiliated with New Science Ventures	Somasundaram Subramaniam	219,316	2,000,000
Sheila Gujrathi, M.D.	—	32,897	300,000
Third Point Ventures LLC	Jigar Choksey	877,264	8,000,000
venBio Global Strategic Fund III, L.P.	Aaron Royston; Richard Gaster	3,289,742	30,000,000

In connection with the Series A convertible preferred stock financing, we entered into a restricted stock issuance agreement, or Issuance Agreement, with venBio SPV III, LLC, or venBio SPV. Pursuant to the Issuance Agreement, we issued venBio SPV 1,014,267 shares of our common stock as consideration for a portion of the purchase price paid to us by venBio Global Strategic Fund III, L.P., or venBio III, for the Series A convertible preferred stock discussed above. venBio SPV is affiliated with (i) venBio III, a holder of more than 5% of our capital stock and (ii) Richard Gaster and Aaron Royston, two of our non-employee directors.

Series B Convertible Preferred Stock Financing

In September 2021, we issued and sold an aggregate of 4,029,275 shares of our Series B convertible preferred stock at a purchase price of $12.66 per share for an aggregate purchase price of approximately $51.0 million. These shares of Series B convertible preferred stock will convert into an aggregate of 4,029,275 shares of common stock upon the completion of this offering. The table below sets forth the number of shares of Series B convertible preferred stock sold to our directors and holders of more than 5% of our capital stock:

INVESTOR	AFFILIATED DIRECTOR(S) OR OFFICER (S)	SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK	TOTAL PURCHASE PRICE ($)
Third Point Ventures LLC	Jigar Choksey	395,027	5,000,000
venBio Global Strategic Fund III, L.P.	Aaron Royston; Richard Gaster	395,027	5,000,000

Founders’ Equity Grants

We have issued and sold shares of our common stock and granted options to our executive officers and certain of our non-employee directors as more fully described in the sections titled “Director Compensation” and “Executive Compensation.”

Employment Agreements

We have entered into an employment agreement with Dr. Mohan, our chief executive officer. For more information regarding this employment agreement, see the section titled “Executive Compensation—Employment Arrangements with our Named Executive Officers.”

Executive Chairperson Agreement

In May 2021, we entered into an offer letter, or Offer Letter, and an executive chairperson services agreement, or Chairperson Agreement, with Dr. Gujrathi, a non-employee director, to serve as our executive chairperson. In connection with her services, Dr. Gujrathi received cash fees of $81,136 for services rendered as Executive Chairperson, based on an annual rate of $125,000; (b) on August 17, 2021, we granted to Dr. Gujrathi an option to purchase 762,369 shares of our common stock at an exercise price of $6.03 per share under our 2019 Equity Incentive Plan, or the 2019 Plan, which option vests over 24 months commencing on May 14, 2021 in equal monthly installments, subject to her continuing service; and (c) on December 2, 2021, we granted to Dr. Gujrathi an option to purchase 277,941 shares of our common stock at an exercise price of $18.65 per share under our 2021 Equity Incentive Plan, or the 2021 Plan, which option vests over 24 months commencing on December 6, 2021 in equal monthly installments, subject to her continuing service. In the event of a Change in Control (as defined in the Chairperson Agreement), Dr. Gujrathi’s outstanding options shall immediately vest in full. In the event Dr. Gujrathi’s service is terminated by us without Cause (as defined in the Chairperson Agreement) or by Dr. Gujrathi for Good Reason (as defined in the Chairperson Agreement), Dr. Gujrathi’s outstanding options shall immediately become vested and exercisable with respect to that number of options which would have become vested and exercisable had Dr. Gujrathi remained our service provider for an additional twelve months following her termination. On January 23, 2022, the 90th day following the closing of our initial public offering, Dr. Gujrathi transitioned from Executive Chairperson to Non-Executive Chairperson, as provided in her Offer Letter. On March 22, 2022, after due consideration or her prior and ongoing services, the Board approved (i) Dr. Gujrathi transitioning back to Executive Chairperson of the Board, effective immediately, and (ii) the payment to Dr. Gujrathi of a cash fee, based on an annual rate of $125,000, for her services as Executive Chairperson, retroactive to January 23, 2022, on the terms set forth in her Chairperson Agreement.

Director and Officer Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws will provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors as more fully described in the section titled “Director Compensation” and “Executive Compensation.”

Policies and Procedures for Related Person Transactions

We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.

Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.

The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS

2021 Annual Report

Our financial statements for our fiscal year ended December 31, 2021 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at www.proxydocs.com/VTYX and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Ventyx Biosciences, Inc., 662 Encinitas Blvd., Suite 250, Encinitas, California 92024, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Encinitas, California

April 27, 2022

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:INTERNETGo To: www.proxypush.com/VTYX• Cast your vote onlineP.O. BOX 8016, CARY, NC 27512-9903 • Have your Proxy Card ready• Follow the simple instructions to record your votePHONE Call 1-866-839-0208• Use any touch-tone telephone• Have your Proxy Card ready• Follow the simple recorded instructionsMAIL• Mark, sign and date your Proxy Card• Fold and return your Proxy Card in the postage-paid envelope providedVentyx Biosciences, Inc.Annual Meeting of StockholdersFor Stockholders of record as of April 14, 2022TIME: Wednesday, June 8, 2022 10:00 AM, Local TimePLACE: Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/vtyxThis proxy is being solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Raju S. Mohan, Ph.D. and Martin D. Auster, M.D. (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ventyx Biosciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDEProposal_Page – VIFL

Ventyx Biosciences, Inc.Annual Meeting of StockholdersPlease make your marks like this: XTHE BOARD OF DIRECTORS RECOMMENDS A VOTE:FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2BOARD OF DIRECTORSPROPOSAL YOUR VOTE RECOMMENDS1. To elect three Class I directors to serve on the Board until the Company’s 2025 annual meeting of stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal.FOR WITHHOLD1.01 Raju Mohan, Ph.D FOR#P2# #P2#1.02 Somasundaram Subramaniam, M.B.A. FOR#P3# #P3#1.03 Sheila Gujrathi, M.D. FOR#P4# #P4#FOR AGAINST ABSTAIN2 To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public FOR accounting firm for the fiscal year ending December 31, 2022. #P5# #P5# #P5#Authorized Signatures—Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/VoteForm.Signature (and Title if applicable)DateSignature (if held jointly)Date